Exhibit 99.2

Supermicro® Announces Filing of Annual and Quarterly Filings through Fiscal Year 2019; Announces Intention to Relist After First Quarter Fiscal 2020 Results Are Filed

SAN JOSE, Calif. -- December 19, 2019 (BUSINESS WIRE) -- Super Micro Computer, Inc. (SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced it has filed its annual and quarterly filings through Fiscal Year 2019.
These filings reflect the extensive and continuous enhancement of the Company’s corporate governance and internal controls over financial reporting. These efforts include appointing a slate of new leadership over the past two-plus years.
The filings today include the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2018 and 2019 and its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018, March 31, 2019.
Supermicro Announces Intention to Relist After First Quarter Fiscal 2020 Results Are Filed
Today, the Company announced that it intends to activate its application at NASDAQ and request relisting as soon as possible after it files its Form 10-Q for the first quarter of Fiscal Year 2020 as well as any other required filings with the SEC and complies with any other requirements.
“We look forward to our common stock being relisted on NASDAQ shortly,” said Supermicro President and CEO Charles Liang. “As we emerge from this very challenging period, I am grateful for our loyal customers and committed employees, and I look forward to leading Supermicro to new and greater growth and profitability coupled with a crisp focus on rigorously accurate financial reporting and effective internal controls.”
Upon filing the 10-Q for the first quarter of Fiscal Year 2020, the Company will be current with its SEC filings.
Conference Call/Webcast Information
Supermicro will hold a teleconference on December 20 to discuss its annual and quarterly filings through Fiscal Year 2019 and intent to relist. The call will begin at 9:00 a.m. Eastern Time. Those wishing to participate in the conference call should dial 1-800-458-4121 (International callers dial 1-929-477-0324) a few minutes prior to the call’s start to register. The conference ID is 6731615. A replay of the call will be available through 11:59 p.m. (Eastern Time) on Friday January 3, 2020, 11:59 PM ET, by dialing 1-844-512-2921 (International callers dial 1-412-317-6671) and entering replay PIN 6731615.
Those wishing to access the live or archived webcast via the Internet should go to the Investor Relations tab of the Supermicro website at www.Supermicro.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including the impact of any adjustments to the Company’s historical or current financial results as a result of the Audit Committee investigation and further testing, and the timing and consequences of the delays in the Company’s regaining compliance with its SEC filing obligations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the SEC, including those factors discussed under the caption "Risk Factors" in such filings.
About Super Micro Computer, Inc.
Supermicro (SMCI), the leading innovator in high-performance, high-efficiency server technology is a premier provider of advanced server Building Block Solutions® for Data Center, Cloud Computing, Enterprise IT, Hadoop/

Big Data, HPC and Embedded Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.
Supermicro, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.
All other brands, names and trademarks are the property of their respective owners.
Investor Relations Contact:
Perry G. Hayes
SVP, Investor Relations
408-895-6570
SMCI-F